Exhibit 4
                                    ---------

                   EMMET, MARVIN & MARTIN, LLP
                       COUNSELLORS AT LAW
                              _____
                          120 Broadway
                    New York, New York 10271
                              _____
Writer's Direct          (212) 238-3000
Dial                     (212) 653-1760                177 MADISON AVENUE
                              _____               MORRISTOWN, NEW JERSEY 07960
                       Fax: (212) 238-3100               (973) 538-5600
                       Fax: (212) 653-1730             FAX: (973) 538-6448
                   http://www.emmetmarvin.com                 _____

                                                 1007 ORANGE STREET, SUITE 1460
                                                   WILMINGTON, DELAWARE 19801
                                                         (302) 472-7000
                                                       FAX: (302) 472-7120

                                                              _____

                                                    1351 WASHINGTON BOULEVARD
                                                STAMFORD, CONNECTICUT 06902-4543
                                                         (203) 425-1400
                                                       FAX: (203) 425-1410

                                              September 14, 2005

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:         American  Depositary  Receipts  for  Ordinary  Shares  of  Universal
            Holdings Limited
            --------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Ordinary Shares of Universal Holdings Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                 Very truly yours,

                                                 /s/ Emmet, Marvin & Martin, LLP
                                                 -------------------------------
                                                 EMMET, MARVIN & MARTIN, LLP